Exhibit 10.28

l,ra:wf,,\· '•in e1.··p..l•. ·. Banc of America Leasing & Capital, LLC Mas te r· Lease Agreement Numb er: 48869-90000 T1I is Master Lease Agreement, dnted ns of July 25, 2019. (this·'Agreement"), is by and between Banc of America Leasing & Capital, LLC, a Delaware limited liability company having an o!lice m 3400 Pawtucket Avenue, Riverside, RI 02915 (together with its successo rs and assigns, " Lessor" ), and Photronics, Inc. as "Lessee", a corporation existing under the laws of the state of .Connecticut, and having its chief executive olTicc and any organizational identification number as speci fied with its execution of this Agreement below. Certa in defined terms used herein arc identified in ob l d face and quotation mar lL throughout this Agr ee ment and in Section 15 below. This Agreement sets forth the terms and conditions for the lease of Equipment betwee n Lessor and Lessee pursuant 10 one or more "Schedules" incorporating by reference the terms of this Agreement. togetherw i th all exhibits, addenda, schedules, ccrtilicatcs, riders and other documents and instruments executed and delivered in connection with such Sch edu el (as amended from time to time, a "Lease"). Each Lease constitutes a separate, distinct and independent lease of Equipment and contractual obligation or Lessee. This Agreement is not an agreement or commitment by Lessor or Lessee to en ter into any fliture Leases or other agreements. or for Lessor to provide any financinl accommodations to Lessee. Lessor shall not be obligated under any circumstances to advance any progress payments or other funds for any Equipmentor to enter into m1y Lease if there shall have occurred a material adverse change in the o perations. business, properties or condition, financial or otherwise, or Lessee or any Guurantor. This Agreement and each Lease shall become e ffective only upon Lessor's acceptance andexecuti o n thereofat its corporate ofl1ces set forth above. I. Lease; Term; Non-Interference. Lessor and Lessee agree to lease Equipment describe d in Schedules entered into from time 10 time, 1ogell1er with all other documentation from Lessee required by Lessor with respect to such Lease. Upon receipt of any item o r group of Equipmen t intendedo! r Lease hereunder, Lessee shall execute a Schedule, with all information fully completed and irrevocably accepti ng such Equipment tor Lease, and del iver such Schedule to Lessor !'or its review and acceptance. Provided no Event of Default has occurred, Lessee shall be entitled lo use and possess the Equipmentduring the original Lease Tern1 provided in the Schedule (logether with any extensions or renewals thereof in acco rdance with terms of the Lease, the "Lease Term" ) free from intc rlcrcnce by any person claiming by, through or under Lessor. 2. Rent. ·'Rent'" s hall be payable to Lessor during the Lease Tenn in the amounts and at the times provided in the Schedule. If any Rent or other mnount payable hereunder is not paid within IO daysof its due date, Lessee shall pay an administrative late charge of 5% of the amount not timelypa i d. All Ren\ and other amounts payable under a Lease sha ll be made in immediately available funds at Lessor's address above or such other place as Lessor shall specify in writing. Unless otherwise provided herein, payments received under any Lease will be applied to all interest. lees and amounts owing thereunder(other than Rent), and then 11, Rent payable thereunder. 3. Net Lease; Disclaimer Of Warranties. Each Lease is a net lease and a '' finance lease" under Article 2A of the UCC, and Lessee waives all rights and remedies Lessee may have under sectio ns 2A-508 - 2A-522 thcreoi: includingany right to cancel or repudiate any Lease or tore ejc t orrevo ke a ccep tance of any Equipment. Upon th "Acceptance Date" provided in the Schedule for each Lease. Lessee's Obligations thereund.er (i) sah ll benon- cancelable, absolute and unconditional under all circumstances for the entire Lease Term, (ii) shall be unatleeted by the loss or destructiono r any Equipment, and (iii) shall not be subject to any aba tement, deferment, reduction, set-on: counterclaim, recoupmenl or defense forany reason whatsoever. LESSOR IS NOT A VENDOR OR AGENT Of' THE EQUIPMENT VENDOR, AND HAS NOT ENGAGED IN Tl-IE SALE OR DISTRl!3UTION Of' ANY EQUIPMENT. LESSOR MAKES NO EXPRESS OR.IMPLIED REPRESENTATIONS OR WARRANTIES AS TOTI TLE, MERCI-IANTJ\BILITY, PERFORMA\JCE, CONDITION, EXISTENCE, FITNESS OR SUITABILITY FOR LESSEE'S PURPOSES OF ANY EQUIPMENT, PATENT, T RADEMARK OR COPYR IGHT IN FRINGEMENTS, THE CONFORMITY OF THE EQU IPMENT TO THE DESCRIPTION THEREOF IN ANY LEASE. OR ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE EQUIPMENT. If Equipment is not delivered or properly installed, does not operate as warranted, becomes obsolete, or is unsatisfactory for any rc,t on, Lessee shall make all claims on account thereof solely against Vendo r and not against Lessor. Lessee is solely responsible for the selection, shipment, delivery and instullation of the Equipment and its Vendo rs, expressly disclaims any reliance upon any statements or representations made by eLssor ni connection therewith, and has received and approved the terms of any purchase orders, warranties, licenses or agreements with respect to theEq u pi m en t. During the l.,case Te rm, Lessee shall be ent itled, on a non-exclusive basis, to enforce any applicable Vendor warranties, to the extent permitted thereby and by applicable law. Lessor assigns uch warranties to Lessee, to the extent permitted thereby, and agrees to cooperate with Lessee, at Lessee's solecost iuid expense, in making any reasonab le claim against such Vendor arising from any defect in the Equipment. 4. Use; Maintc,rnncc; Location; Inspection. l..cssee shall: (i) use. operate, protect and maintain the Equipment (a) in good operating order. repair, condition and appearance, in the same ondition as when rel-eived, ordinary wear and tear excepted, (b) consistent with prudent industl)' practice (but in no even! less than the extent 10 which Lessee maintains other similar equipment in the prudent management of its assets and properties), and (c) in compliance with all applicable insur,mce policies. laws, ordimmc,es rules, regulations and manufacturer's recommended maintenance and repair procedures, and (ii) maintain com prehensive books ::ind records regarding the use, operation, ma intenance and repair of the Equipment. The Equipment shall be used only within the 48 contiguous United States, solely for business purposes (and not for any consumer, personal, home, or family purpose). and shall not be abandoned or used for any unlnwtl, I purpose. Lessee shall not disco ntinue use or any Equipment except for nonnal maintenance nor. through modilicatio ns. alterations or 01hcrwise, impair the current or residual value, useful lite, utility or originally intended function of any Equipment without Lessor 's prior consent. Any rc,,laccmcnlor substitution of parts, improvements, upgrades, or additions 10 the Equipment during the Len,e Ter m shall be the properly or Lessor nnd s ul jcc t to the Lease, except that if no Event o f Default exists, Lessee may at its expense remove improvements or additions provided by Lessee that cnn he readily removed without impairing the value, !'unction or rema ining useful life of the Equipment. If requested by Lessor. Lessee shall cause Equipmen t to be plainly marked to disclose Lessor's ownership, asspecified by Lessor. Lessee shall not change the location or, in the case of over-the-road vehicles. the base of any Equipment specified in its Schedule without Lessor's prior written consent. Lessor shall have the right lo enter any premises where Equipmentis located and inspect it (toge lher with re lated books and records) at any reasonable time. Mas1er Lease Agreement

5. Loss and Damage. Lessee tt,sumcs all ris k of (and shall promptly notify Le$sor in writing of any occurrence ot) any damage to or loss, the ll. confiscalion or destruction o r any Equipment from any cause whatsoever (a ··Casualty'') from the date shipped or otherwise made available to Lessee and continuing unti l it i, retllrncd to and accepted by Lessor in the condition required by the Lease, including Section 8 of this Agreement. Ir any l quipment sul1crs a Casually which I,essec determines is reparable, l<;ssec shall al its expense promptly place the same in good repair, condition or working order. Ir any Equip111c n1 s ulfors a Cas ualty whic h Lessee determ ines is beyond repair or materially impairs its residual value (a ·T otal Loss..). Lessee shall at Lesse·cs option (unless ,111 !:vent of Default hit, occurred and is then continuing. in which case it shall be at Lessor' s option) either (a) promptly replace such Equipment with a similar item re:t onably acceptable to Lessor having an equivalent value. utility and remaining useful life of such Equipment. whereupon such repluccmcnt items shall cons titule Equipment for all purposes the Lease. or (b) on the Rent payment date following such Casually (or. if none. within 30 days) pa,· Lessor the Stipulated Loss Value for such Equipment. together with all Rent scheduled for pa nent on such dnlc. .ind all accrued interes t. late char¥C> and other amoums then due and owing under the Lease. Upon such payment follow ing a To tal Loss. the Lease wilh respccl to the Equipmentsuflering a '1"0 1al Los, shall terminate, and Lessor shall transfer all of its right. titk and interest in such Equipment. free from all liens and encumbrances created by Lessor. but othern'ise on an " AS-IS. WHERE-ls:· quitclaim basis. If l..:ss th m1 all Equipment under a Schedule sufTers a Total Loss. (i) the Stipulated Loss Value with rcspccl to any such item of Equipment shall be calculated by reference to the allocable portion of"Lcssor's Cost" provided in the app lica ble Schedule, Rent or other amoum related to such item, as reasonably determined by Lessor. and (ii) the remaining Rent under the Sche dule shall Ix: proportion,ttely reducc:d as reasonably calculated by Lessor upon Lessor's receipt of the payments described above. 6. Insura nce. Lessee. al i1s011·n expense, shall keep each it.:m or Equipment insured against all risks for its replacement value, and in no event less than its Stipulated Loss Value. and shall nmintain public liability and, with respect to Equipment that is over-the-road vehicles. automotive liability insurance against such risks and for such amounts as Lessor may n::quire. All such insuranc..: shall (a) be with companies rated '"A-" or better by A.M. Best Com, p my. in such form as L..:ssor s ha ll approve. (b) speci(y Lessor and Lessee as insureds and provide that it may not be canceled or altered in any way that would ailed the interes t of l..:ssor without at lea,t 30 days' prior 11·1i1tcn notice to Lessor (10 days' in the case of nonpayment of premium). (c) be primary. without right of contribution from any other insurance carri..:d by Lessor and contain waiver of subrogation and '·breach or warranty'· provisions satisfactory 10 Lessor, (d) provide that all iunounts payable by reason of loss or damage to Equipment shall be payable solely to Lessor. unless Lessor other wise agrees (.provided. ho\\'cver. that absent lhe existence of an Event of Default. Lessor agrees to promptly remit to Lessee any such insurance proceeds thm are to be usi.:d by L..:sscc to repair or replace the applicable Equipment),and (c) contain such other endorsements as Lessor may reasonably requin:. Lessee shall provide Lessor with evidence satislilc1ory to I,essor of the required insurance upon the execution or any Schedule and promptly upon any renewal of any required policy. 7. Indemnities; Taxes. Lcss!.:c's i ndemnit y and reimburscme111 o bligations sci forth below shall survive the cancellation, termination or expiration of any Lease or this /\gn:emcnt. (a) .General lndcmnitv. Lessee ,hall indcmnil)·. 0 11 an after-tax b:isis. delcnd and hold hannlcss Lessor and its respective ofliccrs. directors. cmployi:es.agents and i\lliliatc;; ("Indemnified Persons..) against all claims, liabilities. losses and expenses whatsoever (except those determined by final decis ion or a court of compct<.:lll juris dict ion to have been directly and primarily caused by the Indemnified Person's gross negligence or willful miscond uct ). including rnm1costs and r<::asonable attorneys' lees and expenses (together, "'Attorneys' Fees"), in any way relating to or arising out or the Equipment or any Lease m any time. or the ordering. acquisition. rejection. installation. possession, maintenance. use. ownership. condition. destruction or return or the Equipmcnl. including any claims based in negligence. strict liability in tort. environmental liability or infringement. (b) .General Tm< l ndcmnitv.. Lessee shal l pay or reimb urse Lessor, and indcmnily, delend and hold Lessor harmless from. on an allcr-tm, basis, all taxes. assessments, Ice s and other go vernmental charges paid or required to be paid by Lessor or Lessee in any way arising out of or n.:lated to the Equipment or any Lease- before or during the Lease Term or al\c r the Lease Term ll>llowing an Event of Default, including foreign, Federal, state, county and municipal lees. ta,, c and assessme nts. and property. value-added, sales, use. gross receipts, excise, stamp and documenlmy taxes. and all related pena lties. lines, additio, n. to ta, nnd interest charges (··Impositions·} excluding only Federal and state taxes based on Lessor's net income unless such taxes are in lieu or any lmposilio n Lessee would otherwise be requiredto pay hereunder. Lessee sha ll timely pay any Imposition for which Lessee is primarily responsible under law and any other Imposition not payable or not paid by Lessor, but Lessee shall have no obligatio n to pay any lmposition being contested in good faith and by appropriate l.:gal proceedings, the nonpaymentof which does not. in the opinion of Lessor. result in a material risk or adverse cfTcct on 1he lith:. propc1iy. use, disposition or other rights of Lessor with respect to the Equipment. Upon Lessor's request. Lessee shall furnish proofof its pa yme nt orany Imposition. (c) .lncorne Tax ,I11 k 111ni1v. Lessor shall be treated for federal and state income tax purposes as the owner or the Equipment and shall be cmilled to tak.: into an:ount certain Tax lknclits in computing its income tax liabilities in connection with any Lease. If Lessor sullcrs a Tax Loss by reason ol' any acl or failure to act by 1.e,, ec. or Lessc·e s breach or any representa tion. warranty or agrccmellt in any Lease ihcn. upon Lesso1's demand and at Lessor's option. either: (i) all i"unhcr R 111 under the Lease. ii'any. shall be increased by an amount. or (ii) Lessee shall pay Lessor a lump sum amount, .which in either ca.,e shall mai,n11i11 ihc 11<:1 e co nomic a tler-tax yield, cash-llow and rate of re tum Lessor originally anticipated, based on Lcssor·s lcdcral and state corporate income HL, r,1t'c in c!'li:ct o n rhe Acceptance Datt: of the applicable Schedule and other assumptions originally used by Lessor in evalua ting 1he transaction and sc11i11g the Rc111 therefor and other le1111s thc:rco r Lessee shall also pay Lessor on demand all interest. costs (including Attorneys· Fees). penalties and additions l o ta, associ ated wilh the TcLx Loss. Lessor shall have no obligation 10 contest any Tax Loss. /\II references 10 --Lessor.. in this Scclion 7(c) shall ind11.I.: (, \ ) I.cssor's successors and J\ssign..:cs, and (B) each member or the a!l11iated gro up of corporations, as dc11ned in Section I 50'1(a)of the Code'. ol"" hid1 Lcs,or or such successor or Assignee is m any time a member. As used herein: "Tax Benefits"means all items or income. deduction (including dq m.:ciation consis1cn1 with Lessee's representation in the app licab le Sched ule), credit, gain or loss relating to owners hip of the Equipment as arc pw,, i kd to o"·ncrs ot' similar equipmem under the Code and applicable state t,L, laws in efTcct on the /\eccptancc Date of such Schedule: and "Tax L,o ', n ca ns and will be deemed to be sullcred if Lessor loses. is delayed in claiming. is required to recapture. is not allowed or may not claim all or any poni" n of any Tax Bcnclits. provided, however., that Lessee, hall be under no obligation to make m1y paymenst with respect 10 a T(t, Loss to the C.\ tCnt thal ii ( I J is caused by Lessor's foilure to have sullicicnt ta\ able income to benefit from m1y Ta., Benefits. or (2) results from any disposition of Equipmi.:nt h) I .cssor olhcr than a dis positionof Cquip111c 111 following an Event or Default. 8. Return. Upon any c,mcdlation. 1ennination or expiration of any Lease (alkr th<;: occurrence of an Event ofDcfoult or 01herwisc). Lessee shall. at its expense. cause the Equipment to be prepared and adequalcly protected for shipment by an authorized manufacturer's representative and ci1hcr surrender it to Lessor in place or. if,in tructt:d by I.essor. ship the Equipment to Lessor. freight and insurance pre-paid. to a pince designated by Lessor within the 48 Muster Lease /\grccmc111 2 co ntiguous United States. in the condition required under Section 4 hereorand underthe applicable Schedule, able to be put into immediate service andot perform at manufacturer's rated leve ls (irany), together with all relatedmmrnals, documents and records, and, if applicable, reassembled by an authorized manufactun::r's representativeand immediately qualified for the manufacturer's (or its authorized servicing representative's) then available service contract or warranty. II'requested by Lessor, Lessee shall, at its expense: (i) cause the Equipment to qualify for all applicable licenses or permits necessary fori ts operation and for its intended purpose, and to comply with all specil1cations and requirements of applicable fede ral, state and local laws, regulations and ordinances;(ii) provide sale, suitable storage, acceptable to Lessor, for the Equipment for a period not to exceed 90 days from the date or return; and (iii) cooperate with Lessor in a11c mpling to remarkct the Equipment, including display and demonstration to prospective partie , and allowing Lessr o to conduct a private sale on Lessee's premises. Ir Lessee docs not su rrender or rctum any item of Equipment to Lessor on the date or in the condition required under a Lease. in addition 10 all other available rights and remedies, at Lessor's election, such Equipment shall continue lo be subject to all the temis and conditions of the Lease. with Re nt and other charges continuing to accrue and be payable under the Lease with respect lo such Equpim en ut n itl ii is so surrendered or returned lo Lessor. 9 . Lessee llc prcscnl ations and Agreements. Lessee represents, warrants and agrees that: (a) Lessee has had for the previous 5 years (except as previously dis closed to Lessor in \\1·iting) the legal name and form of business organization in the state described above; (b) Lessee's chiefexecu ivet office and notice address, t:t,;payer identification number and any organizmional idcntilication number is as describedwith its execution of this i\grccment below; (c) Lessee shall no1 il)' Lessor in writing at leas t 30 days before changing its legal name, state of organizaiton. chief executive oftice locatino ro org aniw tional identification number; (d) Lessee is dulyorgimized and existing in good standi ng underthe laws of the state described above and all other jurisdictions where legally required in order to carry on its business, shall maintain its good standing in all such jurisdictions, and shall condcu t its businesses and manage its properties (and cause each of its Afliliates to cond11ct its businesses and manage its prope11ics) in compliancew it h a ll app l ci a b el al ws, rules or regulations bindi ng. in m1y jurisdiction. on Lessee and its Afliliates including, without limitation, all anti-money laundering laws mid regulations;(e) the execution. delivery nd performance or this Agreement, each Lease and Related Agreement to which it is a party has been duyl authorized by Lessee, each or which arc and will be binding on and enforceable against Lessee in accord1111ce with their terms, and do not andw i lnl o t contravene any other instrument o r agreement binding on Lessee;and (t) there is no pending litigation, ta'< or e nvironmentalclaim. proceedin, gd ispu te or regulatol) ' or cnforccmcn1 act io n (and Lessee shall promptly notilY Lessor of ruiy or the same that may hereafter arise) that may adversely affect any Equipment or Lessee'slinancial conditi onor impair its ability to perform itsObligations. i\11 c ovenants of Lessee that arc based upon a specified level or ratio relating to assets, liabilities, indebtedness, rentals, net worth, cash llow, earnings, profitability, or any other acco11111ing-based measurementor test, now or hcreafler existing (collectively, the ·'Additional Covenants''), in that cre tain .Fourth Amended and Restated Credit Agre.::ment dated September 27, 2018., by and between Lessee and .Bank of America N.A.. as Syndication Agent. and JPMorgan Chase Bank. N.i\ ., as Administrative Agent and Collateral Agent or in any replacement credit facil ity accepted in \'lriting by Lessor between Lessee and a United States national banking association or other financialinstitution (a "Bruik f acility''), arc hereby incorporated into and maden pait of this Agrcemcnl ( with such adjustments to defined terms as may be necess81)' to assure consiste ncy) without modificat ion or amendment unless specifically accepted and approved in writing by Lessor. Lessee acknowledges and ag rees that (i) the Additional Covenants in the form included in the ex sit ing Bank Facitli y slwll bt: deemed to be permanently incorporatt:d into this Agreement, and shall remain in effect for all purposesof this Agreement notwithstanding the canc<:llatio n or termination of a Bank Facility due to voluntmy prepayment, payment at maturity, de fault or otherwise. unless a replacement credit facility with Additional Covenants has been accepted in writing by Lessor in its sole discretion prior to the effective date of such cancellation or termination of such 13ai1k Facilily, and (ii) any waiver nf any breach (o r anticipated breach) of any Add itional Covenant under the Bank Facility (by reason ora111e nd1 ncnt, li.irbcnrance or otherwise) shall not constitute a waiver or the corresponding delault (or anticipated defi1Ult) under this Agreement unless spccilically agreedto in writing by Lessor. Lessee hereby certifies that Lessor hns been furnished a true. correct and complete copy of all documentationconcerning the existing 13nnk Faciltiy, and fortllcr covenants and agrees to promptly provide Lessor: (a) certified copies of tr,ue correct and complete documenttaion of any other Brn1k Facility in c11cct from time to time, aiicl any all proposed amendments and modifications to any Bank Facility; (b) notices or any event or default or other condition of non-compliance issued to Lessee in connection with a Bank Facility; (c) all financial statements and reportsrequired pursuant to a Bank Facility and any certificatesof compliance in the form required thereunder as they pertain to the Additional Covenants. and shall continue to provide the same to Lessor notwithstanding the crnice llation or other termination or such Bank Facility for so long as any Obligations owing to Lessor remain outstanding in connection with this Agreement; and (d) prior written notice of the cancellation or terminationor a Bank Facility for :my reason. Lessee fi.1t1her acknowledges and ngrccs that any event of default under a 13:mk Facility shall constitute mi Event of Default under this 1\g rccment 10. Title; Property; Adcliiional Secur ity. (a) .Title; Personnl Propertv.. Each Lease is and is intended lo be a lease of personal property for all purposes. Lessee docs not acquire uny right. title or interest in or to any Equipment, except the right to use and possess the same under the terms of the applicable Lease. Except as specifically provided in the applicable Schedule, Lessee has no right or option lo extend the Lease Term of a Lease or purchase any Equipment. Lessee assigns all or its rights (but noneof its ob ligations)to Lessor under any purchase o rders, invoices or other contracts of sale with respect to the Equipment. and conveys whatc,cr right. title and interest it may now or hereafter have in any Equipment to Lessor. Lessor shall be the sole owner of Equipment rrce and clear or all liens or enc umbrances, other than Lessee's rights under the Lease. Lessee will not create or permit to exist any lien. security interes t, charge or cncu111brancc on any Equipme nt except those created by Lessor. The Equipment shall remain personal property ,lt all times, notwithstandi ngthe manner in which it may be allixed to really. Lessee shall obtain and recordsuch instruments and take such steps as may be necessary to (i) prevent any crcdi1or. l.mdlord.. mortgagee or other entity (other than Lessor) from having any lien. charge, security interest or encumbrance on any Equipment, and (ii) ensure Lesso r's right of access to and removal of Equipment in accordance with the Lease. (h) .Additional Scrnritv.. To secure 1he punctual payment and performance of Lessee's Obligations under each Lease and. as a sepnrnte grant of security, to secure the paymc:nt and pc1fo nnanccof all other Obligations o wing to Lessor. Lessee grants lo Lessor a continu ing sec urity interest in the Collateral. .provided.however., that if thcrc then exists no Event or Default, Lessor's security interest in Collateral subject to a Lease shall terminate upon the payment and performance of all Obligationsof Lessee under the applicable Lca5c. Notwithstanding the grant of a security interest in any Collateral, Lessee shall have no right 10 sell, lca,c. rent, dispose or su rrende r possession, use or operation of any Equipment to any third parties without the prior wriuen consent of Lessor. The foregoing grant of a security interest shall not or itself be a factor in determining whether any Lease creates a lease or s<.:curity interc t in the: 1:q 11ipmc:n1 u nck r app l icab le: provisions ol"th c UCC . Master I.case Agreement

3 11. Default. Each or the follow ing (il ··o efaulf") shall. with the gi1·ing of any notice or passage of any time period specified. constitute an "Event of Default" hereunder and under all Leases: ( I ) Lessee fails 10 pay any Rent or other amount owing under any Lease within 10 days of its due date; (2) Lessee fails to mainlain insurance as required herein, or se lls. lca es. subleases. assigns, conveys. or suflers to exist any lien. charge. security interest or encumbrance on. any Equipment without Lessor's prior consent, or any Equipment is subjected to levy, seizure or attachment; (3) Lessee fails to perfom, or comply with any other co venant or obligation under any Lease or Related Agreement and, if curable, such failure con tinues for 30 days afler written notice thereof by Lessor 10 Lessee: (4) .iny representation. warranyt or other written statement made to Lessor by Lessee in connection ll'ith this Agreement. any Lease. Relai..:d /\grc..:ment or othe r Ob ligation. or by any Guarantor pursuant to any Guaran1y (including finan cial statements) proves lo have been incorrect in any material respect when made; (5) Lessee (w) enters into any merger or consolidation with, or sells or trnnslc rs all or any substantial por1io11 of its assds to. or cnh:rs into any partnership orjoint venture other lhan in the ordinary course of business with. any cntily. (x) dies (if a natural person), dissolves. liquidates ur ceases or suspends the co nduct of business. or cea,es to maintain its existence, (y) if Lessee is a privately held entity. en1ers into or sulk:rs any trnnsaclion or series of transaelionsas a result or which Lessee is directly or indireclly controlled by persons or entities not directly or indirec tly controlling Lessee it of !he date herco L o r (z) if Lessee is a publicly held entity, there shall be a change in the 01111ership of Lessee's stock or orhcr equivalent o wnership interes t such that Lessee is no longer sut jcct to the reporting requireme nts o[ or no longer has a class of equity securities registered under. the Securities Act or 1933 or the Securities Exchange Act of 1934 : (6) Lessee undertakes any general assignmcnl for the hcnc!JI o r credi tors or co1111rn::nccs any vol untary case or proceeding for relief under the federal bankruptc y code. or anyother law for the relief of debtors. or takes any aclion 10 aulhorizc or implement any of the foregoi ng: (7) the filing of any petition or application against Lessee under any law for the relief or deb tors. including proceedings under the lederal bankruptcy code, or for the sul jec tion or prope11y of I ,essee to the control of any court. receiver or agency for the benefit of cnxlitors if such pctilion or application is consented to by Lessee or is otherwise not dismissed within 60 days from the date or fi ling; (8) any delault occurs under any other lease. credit or other agreeme nt or instrument to which Lessee and Lessor or any Affiliate of Lessor arc now or herealler party: (9) any dclault occ urs under any other agreement or instrument to which Lessee is a party and under which there is outstanding, owing or committed an aggregate a mount greater than $5,000.000: (10) any attempted rt:pudiation. breach \Jr default of any Guaranty; or (!I) the occurrence of any evenI described in clauses (4) through (9) above with reference to ,iny Guarantor or any controlling shareholde r, general partner or memher of Lessee. Lesseeshall promptly n,Hil I,cssor in writing of any Default or Event or Defaull. 12. Remedies. (a) Upon the occurrence of an Event ofDclault. Lessor may. in its discretio n. exercise any one or more of the following remedies with respec t tu any or all !,cases or Equ ipment: (! ) cause Lessee to promptly discontinue use or or disable any Equipment, or to assemble and return any Equipment or other Collateral in accordance with the tcnns of the applicabk:Lease: (2) remedy such Event of Default or proceed hy court action. either at law or in equity. to c nforcc performance of the applicable provisions of :my Lease; (3) with o r without court order. enter upon !he premises where Equipmentis located and repossess and remove the sa me, all without liabilily for damage to such premises or by reason such entry or repossesion, except for Lessor's gross neglige nce or willrul misconduct: (4) dispose of any Equipment in a puhlic or private transaction, or hold, use. operate or keep idle the Equipment. lree and clear or any rig hts or interests of Lessee therein; (5) recover direct. incidental. consequential mid other damages for the breach of any Lease, including the payme nt or all Rent and other amounts payable thereunde r (discounted m the Disco unt Rate with respect to any accele rated future amounts). and all costs and exp.::nses incurred by Lessor in exercising its remedies or enforcing its rights thereunder (including all Attorneys· Fees): (6) by written notice to Lessee. cancel any I.ease and. as liquidated damages for the loss of Lessor's bargain .ind not as a penalty. declare immediately due and payable an amount equal to the Stipulated Loss Value applicable to such Leases which Lessee acknowledges to be reasonable liquidated damages in light of the anticipated harm to Lessor that might be caused by an Event or Default and the facts and circumstances existing a, of the Acceptance Date of each Lease: (7) without notice to Lessee, apply or set-on·against any Obligations all security deposits, advance payments, proceeds of lette rs or credit. ccni l7ca les or deposit ( wherher or not malurcd). securities or other udtlitional collate ral held by Lessor or otherwise credited by or due from Lessor to Lessee: or (8) pursL1c all o the r remedies pro1·dicd under the UCC or other applicable law. Upon the commencement or any voluntary case under the lcdcral bankruptcy code concerning the Lessee. the remedy provided in clause (6) above shall be automatically exe rcised without the requirement of prior writte n notice to I.csscc or o r :my other act or declaration by Lessor. and the liquidated damages descri bed therein shall be immediately due and payable. Lessee shull p,1y interest cq ual to thc lesser of (a) 12% per annum. or (b) the highest rate pcrmitted by applicable law ("Dcfouh Rate") 011 ( i) any amount other than Rent owing under any Lt:ascand 1101 paid when due. (ii) Re nt not paid \\ thin 30 daysor its due date. and (iii) any amount required io be paid upon cam:cllation or any Le,,sc under this Section 12 . Any payments received by Lessor aflcr an Event of Default. including proceeds of any disposi tion of Equipment. shall be applied in lhc ibllowing order: (A) to all of Lessor's costs ( including Attorneys· Fees). charges und expenses incurred in taking. remo\·ing. holding. repairing and selling or leasing the Equipment o r o ther Co llateral or enforcing the provisions hereof; (B) to the extent not previo usly paid by Lessee. lo pay Lessor for mi) dm m iges then remaining unpaid h.::reunder; (C) to reimburse Lessee for any sums previously paid by Lessee as damages hereunder: and (D) ihc balance. if any. s hall be retained by Lessor. (b) No remedy rclcrred to in this Sect ion 12 shall be exclusive. each shall be cumulative (but not duplicative or recovery of any Obligation) and in addition lo any other remedy relc rrecl to above or otherwise available to Lessor at law or in equity. imd all such remedies shall survive the canccllalion of any Lease. 1.cssor"s c c:rcise or partial exercise 01: or failure to exercise. any remedy shall not restric t Lessor from further exc:rcise of that remedy or any other available re1m:d y. No extension or time for payment or performance of any Obligation sh all operate to release. discharge, modify, change or alk ct !he original liability or Lessee for any Obligations. either in whole or in pan. Lessor may proceed against any Co llateral or Guarantor. or may proceed contemporaneously or in the first instance against Lessee, in such order and at such times follow ing an Event of Default as Lessor determines in its sole discretion. In any action lo repossess any Equipmentor other Collateral, Lessee waives any bonds and any surety or security required by any applicable laws as an incident to such n:posscssio n. Not.ices of Lesso1's intention to accelernlc. acce le ration. nonpayment, presentment. protest, disho nor. or any other notice whatsoe ver (other than notices of Delault specifically required of Lessor pursuant to Section 11 above) are waived by J.,essec and any Guaran1or. Any notice given by Lessor of an) disposition of Collateral or other intended action of Lessor which is given in accordance with this Agreement a1 least 5 business dnys prior 10 such acti()n. shnil cons titute l 1irand reuso nahlc notice of such action . 13. Assignment. Lessor and any Assignee may assign or transler any of Lessor's interests in ,my Le.ise or Equipment without notice 10 Lessee. subject. however. to th.: rig hts of 1.cssec 10 use and possess the Equipment under such Lease l<>r so long as no Event of Default has occurred and is cominuing. Lessee agrees that: (i) thc rights of any Assignee shall not be allcc ted byany bf'l!ach or default of Lessor or any prior Assigne<.:. and Lessee slrnll not assert any clclcnse. rights or sel-off or cou111crd uim against any Assignee. nor hold or attempt to hold such Assignee liab le for any such hrcach or default: (i i) no Assigne..: s hnll be required to a$sumc ,my obligations of Lessor under any, l ..:a:;eexcept th.: obligation or non-interrerence in Section I above. (iii) any Assignee expressly assuming the o blig nl io ns of l.c:sso r shall thereupon he responsible for Lessor's duties under the applicable LcRse acc ruing al1cr Maste r I.cast /\grccm,111 4 assignment and Lessor shall be releasedfrom such duties, and (iv) Lessee shall execute and deliver upon request such addit ional documents. instruments and assurances as Lessor dee ms necessary in order to (y) m.:knowledgc and confir m all or the terms and conditions of any Lease and Lessor's or such Assignee's rights with rc. pcct thereto. and Lessee's compliance with all ol"the terms and provisions thereof: and (z) preserve, protect and perfect Lcssor·s or Assignee·s right. title or interest h<!rc undcr and in any Equipment, including, without limitation. such UCC financing statements or amendments. control agrt-.emcnts, corporate or member resolutions, votes, notices or a signn1ent of interests, and con firmations of Lessec·s obligations and representations and warranties with respect thereto as of the dates requested. Lessor may disclose to any potential Assignee any informatio n regarding Lessee, any Guarantor and their Allilimes. Less ee shall not assig, n pledge, hyporhccatc or in an y way dispose of any of ils rig hts or obliga tions under any Lease, or cnlrc into any sublease of any Eq uipment, without Lessor's prior writt en consent. Any purpor ted assignment, pledg, e hypothecation, disposal or su blease hy Lessee made without Lessor's prior writte n consent shall be null and void. 14. Financial and Othe r Data. (a) During any Lease Term, Lessee sha ll (i) maintain books and records in acco rdance with generally accepted accounting principles consistently app lied ('"GAAi'") and prudent business practice; (ii) promptly provide Lessor, within 120 days afier the close of each liscal year, and, upon Lessor's request. within 45 daysof the end of each quarter of Lessee's liscal year, a copy of linancial statements for Lessee requested by Lessor, in each case prepared in accordance with GAAi' and (in the case of annual statements) audited by independent certified public accountants and (in the case of quarterly state ments) certified by the chief' linancial ofl1ccr of Lessee; .provided. however, that for so long as Lessee is legally and timely Ii ling annual and quarterly linancial reports on Fo1111s I0 - K and I0-Q with the Securities and Exchange Commission which arc readily available to the public, the liling orsuch reports sha ll satisfy the foregoing finm1eial s tatement reporting requirements for such entity; and (iii) furnish Lessor all other financ ial information and reports and such other information as Lessor may reasonably request concerning Lessee, its affa irs, or the Equipment or its condition, location. use oroperation. (b) Lessee represents mid warrants that all information and linancial statements at any time fornishecl by or on behalf of Lessee are accurate and reasonably reflect as of their respective dates. results of o perations and the fimmcial condit ion of Lessee or such other entity they purport to cover. Credit and other information regarding Lessee. its Aniliatcs, any Lease or Equipment ma}' be disclosed by Lessor to its Anilia tes, agents and potential Assignees. notwithstanding anythingcontnincd in any agreement that may purport to limit or prohibit such disclosure. 15 . Octinilions As used herein. the following terms shall have the meanings a5signcd or relen-ed to them below: " Affiliate"means any entity comrolling, controlled by or under common control with the referent entity; ·'control'· includes (i) the ownership or 25% or more or the voting stock or other ownership interest of any entity and (ii) the status of a general partner o r a partnership or managing member of a limited li<1b ility company. "Assignee" means any assignee or transferee of all or any of Lessor's right, title and interest in any Lease or any Equipment. "Code" means the Internal Revenue Code or 1986, as amended. " Co llta eral" means and includes all or Lessee's right, title and interest in and 10 all Equipment, together with: (i) all parts, attachments, accessories and accessions lo, substitutions and replacements for, each item of Equipment; (ii) all accounts, chattel paper, and general intangibles ar ising from or r elta ed to any sale, lease, rental or other dispos ition of any Equipment to third panics, or otherwise resulting from the possession, use or operation of any qli uipmcnt by th ird parties, ind uding ins!rnments, investment property, deposit accounts, le tter or credit rights, and supporting obligations arising htere underor in co11nection therewith: (iii) all insurance, warnmty and other claims against third parties with respect to any Equipment; (iv) all sol1warc and other intclk:ctual properly rights used in connection therewith; (v) proceeds of all of the foregoing, including insurance proceeds and any proceeds in t he formo f goods, accounts. chattel pnper. documen,ts instruments. general intangibles, investment property, deposit accounts, le tter or credit right$ nncl suppor ting obligations; and (vi) all books and records regarding the foregoing, in each case, now existing or herealkr arising. "Discount Rate" means the I-year Treasury Consrnnl Maturity rate as published in the Selected Interest Rates table of the Federal Reserve statistical release 1-1. 15(519) for the week ending immedia tely prior to the original Acceptance Date or a Lease (or if suc h rate is no longer cle tennincd or published, a successor or alternate rate scle<:tcd by, I cssor). "E quipment" means the items, units and groups of personal property, licensed materials and fixt ures described in each Schedule, together with all rep lacements, parts, additions, ncccssories and substitutions therefor; and "item of Eq uipmcnt" means a "commercial unit" as defined and described in A11icle 21\ of the UCC, and includes each fl!nctionally integratedand sepm·ately marketable group or unit of Equipment. "Guarantor" means any guaranto r. s urety. endorser , general pm1ncr or co-lessee of Lessee, or other party liab le in any capacity. or providing additional collateral security for, th.: payment or performance of any Obligations of Lessee. · 'Guaranty'" means any guaranty.surely instrument, security, indemnity,' ' keep-well" agreement or other instrument or arrangement from or with any Guarantor. "Ohligations" 111crn1s and includes all obligations of Lessee owing to Lessor under this Agrec:mcnt, any Lease or Related Agreement, or of any G uarantor owing to I,cssor under an Guaranty. together with all other obligatio ns, indebtedness and liabilit ies or Lessee to Lessor under any other nlianc i ngs. leases, loans, notes. progress payment ag ree ments, guaranties or other agreemen ts, or every kine! an d descr iption, now existing or hcreafier m i si ng. direct or indirect. joint or several. absolute or contingent, whether for payment or perlonnance, regardless of how the same may arise or by what ni s utrme nt, agreement or hook account they may be evidenced, including without limitation, any such obligations, indebtedness and liabilities of Lessee to others which may beobtained by Lessor through purchase, negotiation. discount, transfer, assignment or otherwise. " Re lated l\gn, cmcnf" means and includes any Guaranty and any approval letter or progress payment. assignment, security or other agreement or addendumrelated to this Agreement. any Lease or any Collateral to which Lessee or any Guarantor is a party. "St ipulated Loss Value" means, as of any particul;u· elate, the product obtuincd by multiplying the ·'L esso r's Cost" specified in the Schedule by the percentage set forth in the ·'Schedule of Stip ulated Loss Values" attached to 1he Schedule, specified opposite the Rent inst11ll111en t numb re o(r elate) becomingdue i mmediately allcr the Casualty. Event of Default or other event requiring the calculation of St ipulated Loss V,1luc. lf therc is no Schedule of Stipulaicd Loss Values attached to a Sd1cdulc, or if the Schedule of Stipulated Loss Values docs not otherwise cover a Rent installment number (orda te,) Stipulated Loss Value on any Rent payment date shall equal the net present valueof: (a) all unpaid Rent for the remainder of the Lease Term-. (b) the amount of rniy purchase obligatio n. fixed price purchase option, or TRAC amount payment or, if there is no such obligation, option or payment, then the foir mmketva l ue of the Equipment ns of the end of the Lensc Term. ,l estimated by Lessor in ils sole discretion. all discounted to present value at the Discount Rate. "lJCC" 111em1s the Uniform Commercial Code in eflcct in the state specified in Section 16(() of this Agreement. Master Lease Agrcc,11cm 5

BANC OF AMERICA LEASING & CAPITAL, LLC (Lessor)		PHOTRONICS, INC. (Lessee)

By:	/s/ Denise C. Simpson	By:	/s/ John P. Jordan
Print Name:	Denise C. Simpson	Print Name:	John P. Jordan
Title:	Vice President	Title:	Sr. Vice President, CFO & Treasurer

Taxpayer ID #:	06-0854886
Org. ID # (if any)
Chief Executive Office:
15 Secor Road
Brookfield, CT 06804

"Vendor" menns the 111am1lactur.:r. d is tributor, supplie r or other seller (whether or not a merehnnt or dealer) of the Equipment and any sales re presentative or agent tl1creo i: 16. Miscellaneous. (a) i\t Lessor's request Lessee shall execute. deliver, lile and record such linnncing statements and other documents as Lessor deems necessary to proti:ct 1.-:ssor's interest in the Equipment and to ellcctuate the purposes of any Lease or Related Agreement, and Lessee authorizes. and irrevocably appoints Lessor as its agcm and attorney-in-fact. with right of substitu tion and coupled with an interes t, to (i) execute, deliver. lilc. and record any such item, and to take suc h action for Lessee and in Le;see's name, place and stead, (ii) make minor corrections to manilcst errors in factual data in any Schedule and any addendn. a1tuch1m:nts. exhibits and riders thereto. and (iii) aticr the occurrence or an Event of Default. enforce claims relatingto the Equipment against insurers . Vendors or other persons. and to make. adjust. compromise. settle and receive payment under such claims: but without any obligation to do so. (b) Federal law requires all linancial insti tutions to obtain. verily and record information that identifies each entity that o btains a loan or other financial accommodtaion. ·111cfirst time Lessee requests a linancial accommodation from Lesso r. rhe Lessor may ask for Lessee's (or any Guanmtor"s) legal name. address. tm, ID number and other iden ti lying information. Lessee shall promptly provide copies of business licenses or other documents evidenc ing the existence and good standing of Lessee or any Guaranwrrequested by Lessor. (c) Time is of the c.,sencc in the payment and performance or all of Lessee's Obligations under any Lease or Relmed Agreement. 'll1is Agreement, mid each Lease or Rd utcd Agreemen t may be executed in one or more countc rpan,s each of which shall constitu te one and the same agreement. All demands, notices. requests. consents. waivers and other communications conccming this Agreement and any Lease or Related Agreement shall be in writing and shall be deemed to have been du ly given when received. personally delivered or three business days after being deposited in the mail, first class postage prepaid. or the business day aflc r delivery to an express carrier, charges prepaid, addressed to each pruty at the address provided herein. or at such other address as may hcreal1cr be fi1rnished in writing by such party to the other. ld) Except as otherwiseagreed bet,, een Lessee and Lessor in writing. Lessee shall reimburse Lessor upon dcm,md for costs and expc.nses incurred by Lessor in connection with the e xecution and deli\'ery of this Agreemen t. any Lease or Related Agreement. Lessee shall reimburse Lessor on demand for all rnsts (including Attorneys" Fees ) incurred by Lessor in connection with Lesscc·s exercise of any purchase or extension option under any Lease. or any ,unendmcnt or waiver of the tenns of this /\g rccnient or any Lease or Related Agreement requested by Lessee. (e) i\ny provis ions 0· 1 this Agrcc111c111or any Lease or Related Agreement which arc unenforceable in any jurisdiction shall. a to such jurisdiction. be inctlcctive to the extent of such unenfbrceabilitv without invalidating th e remaining provisions thereo[ and any such unenforccability shall 1101 render un1.:nforccable such provisions in any other jurisdiction. Any requirement for the c ccutio n and delivery of any document. instrument or notice may be satislicd. in Lessor's discretion. by authenlication as a record within the meaning ol: and to the extent pennittcd by. Article 9 of the UCC. (I) Tl IIS ,1\ GREEMENT AND /\NY LEASE OR RELA T ED AGREEMENT. AND HIE LEGAL RELi\TIONS OF Tl IE PARTIES T!IERETO. Slli\LL IN i\LL RESPECTS 13E GOVERNED 13Y AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF RHODE IS LAND. WITHOUT REGARD TO CIIO!CE OF LAW PRINCIPLES: THE l'i\ RTI ES CONSENT AND SUBMIT TO THE JURIS DICT IO N OF THE STATE AND FEDERi\l.. COURTS OF SUCH STATE FOR THE PUR POSES or ANY SU IT, ACTION OR OTHER PROC EEDING AR ISI NG THEREFROM. i\ND EXPRESSLY WAIVE ANY OBJECTIONS THi\T IT MAY HAVE TO THE VENUE OF SUCH COURTS. TIIE PARTIES EXPRESSLYWi\lVE ANY RIGHT TO T Rli\ L BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPEC r THERETO. IN NO EVENT SHALL LESSOR HAVE ANY LIA BILITY TO LESSEE FOR INC!OENT/\L. GENERAL, CONSEQUENTli\ L, PUNITI VE OR EXEMPL ARY Di\MAGES. Any cause or aclion by I.csscc agains t Lessor rela ting 10 this i\greement or any Lease or Related Agreement shall be brought within one year al\cr any such causeo f action lirst arise,. and Lessee hereby waives the benclit or any longer period provided by statute. (g) Ei\CH LEASE. TO Ci ET! IER WITH THIS AGREEMENT AND ANY RELATED AGREEMENTS, (i) CONSTIT UTES THE FINAL i\ND ENT!RI. AGREEMENT IW.TWEEN THE l'i\ RTIES SUPERSEDING ALL CONF LICT ING TERMS OR PROVIS IONS OF ANY PRIOR PROPOSALS. Al'PROYi\ L LET l"ERS. TERM SHEETS OR OTIIER AGREEMENTS OR UNDERSTANDINGS BETWEEN THE Pi\ RTIES. (ii) MAY NOT l3E CONTR/\l) IC T IJ) BY EVIDENCEOF (y) ANY PRIOR WR!TrEN OR O RAL AGREEMENTS OR UNDER ST ANDINGS. OR (z) ANY CONTEMPORANloO lJS OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTAN DINGS BETWEEN THE Pi\RTIES : and (iii) MAY NOT BE AMENDED. NOR MAY ANY RIGI ITS T HEREUNDER BE WAIVED, EXCEPT BY AN INSTRUMENTIN WRITING SIGNED 13Y THE Pi\RTY Clli\RGED WITII SUCH AMENDMENT OR WAIVER. In W itnl ,sS Whereof, I.c ssor a nd Lessee have executed this Agreement as ol"the date first above wTittcn. BANC OF Al\1EIUCA LEASli\'G & CAPITAL., LLC (Lessor) PIIOTRONICS, INC. (Lessee) / , / i j- 'l . . ,. ' !,, . ' // 1 -i /, /,.,(.,, )//.,0,·,1 By: - . , ..,;1t.c'.,.Ji, . ( . ,':)_ J, ,._. 1, -••··Cr- 13y: ...1 ,., > I ,' . / / If . ,-,(,,• Print Name: C - ,: Print Name: ,_1, , . l' ;·.; ' ;·, , ;, ) f ,I -.1 ' · _,,{/J/ f/ \. l f ' A. .'. /t /i . /I J, ··  • . , , / Title: Title: .\;I ·'( <• 1, f« ,./i,£/.f ft, 1 /- t